As filed with the Securities and Exchange Commission on May 2, 2002.

                                                          File No.____________

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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

The Bureau of National Affairs, Inc.
------------------------------------
(Exact name of issuer as specified in its charter)

          Delaware                                          53-0040540
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(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                        Identification Number)

1231 25th Street, N.W., Washington, D.C.                       20037
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(Address of Principal Offices)                               (Zip Code)

Stock Purchase and Transfer Plan       and               The BNA 401(k) Plan
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                            (Full title of the plans)

Paul N. Wojcik, CEO                             With a copy to:
The Bureau of National Affairs, Inc.            David A. Massey, Esq.
1231 25th Street, N.W.                          Sutherland, Asbill & Brennan LLP
Washington, D.C. 20037                          1275 Pennsylvania Ave N.W.
(202) 452-4200                                  Washington, D.C. 20004
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(Name, address and telephone number of agent for service of process)

                         CALCULATION OF REGISTRATION FEE
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                             Proposed Maximum   Proposed Maximum
   Title of       Amount         Offering           Aggregate       Amount of
Securities to     to be           Price             Offering       Registration
Be Registered   Registered     Per Share (1)        Price (1)          Fee
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Class A
Common Stock
$1 par value    5,000,000 shs     $10.25          $51,250,000       $4,715.00


 (1) In accordance with Rule 457(h) and General Instruction E to Form S-8, the proposed maximum aggregate offering price and the amount of the registration fee is computed with respect to the maximum number of the registrant's securities issuable under the plan that are covered by this registration statement. The offering price per share of Class A Common Stock, as determined by the Company's Board of Directors, is $10.25, and such offering price applies to purchases of such stock under the BNA 401(k) Plan and to purchases (and sales) of such stock under the Stock Purchase and Transfer Plan.

     In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the BNA 401(k) Plan.

     The contents of the registrant's registration statement on Form S-8 filed with the Securities and Exchange Commission ("Commission") on September 13, 1990 (Commission file no. 33-36816) are incorporated by reference into this registration statement. Additional updating information is set forth below:

Item 3. Incorporation of Documents by Reference.
------------------------------------------------
      The following documents filed by the Company with the Commission
(File No. 2-28286) are incorporated herein by reference and made a part hereof:

(a)   The Company's Annual Report on Form 10-K for the year ended December 31,
      2001;
(b) The Annual Report on Form 11-K for The BNA 401(k) Plan for the year ended December 31, 2001, filed as Exhibit 99.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001;
(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and
(d) The description of the Company's common stock contained in the Articles of Incorporation and By-laws incorporated by reference into this Registration Statement (See Exhibit list beow).

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel
----------------------------------------------
     Certain legal matters regarding the legality of the securities offered hereby will be passed upon for the Company and the Plans by Eunice Lin Bumgardner, Esq. Ms. Bumgardner is Vice President and General Counsel of the Company, and is a member of the Board of Directors. As of March 23, 2002, Ms. Bumgardner owned 35,031 shares of the Company's Class A common stock.

Item 8. Exhibits.
-----------------
(a) In addition to those Exhibits previously filed in Item 8 to the registration statement incorporated herein by reference, the following exhibits are included with this registration statement in accordance with General Instruction E to Form S-8:

       4.1 Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001-File No.2-28286).

       4.2  By-laws   (Incorporated   by   reference   to  Exhibit  3.2  of  the
            Registrant's Annual Report on Form 10-K for the year ended December 31, 2001-File No. 2-28286).

       4.3  Stock Ownership policies and procedures

       5.1  Opinion of Eunice Lin Bumgardner

      23.1  Consent of Eunice Lin  Bumgardner  (contained in Exhibit 5.1)

      23.2  Consents  of KPMG LLP

      24    Power of  Attorney  (See Signature Page)

 (b) The undersigned registrant hereby undertakes to submit a copy of The BNA 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement (incorporating the contents of its registration statement filed September 13, 1990, file number 33-36816), to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 1st day of May, 2002.


                      The Bureau of National Affairs, Inc.


                        s/Paul N. Wojcik
                      ----------------------------------
                      Paul N. Wojcik
                      President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities stated in each case as of the 1st day of May, 2002. Each of the undersigned officers and directors hereby severally appoints and constitutes Cynthia J. Bolbach and Paul A. Blakely, and each of them singly, as true and lawful attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, and to file any and all further amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the registrant deems appropriate, and generally to do all things in our name and on our behalf as officers and directors to enable The Bureau of National Affairs, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission


May 1, 2002           s/Paul N. Wojcik
---------------       ---------------------------------------------
       Date           Paul N. Wojcik, President,
                      Chief Executive Officer and Director


May 1, 2002           s/George J. Korphage
---------------       ----------------------------------------------
       Date           George J. Korphage, Vice President
                      CFO and Director  (Principal Accounting Officer)

May 1, 2002           s/ William A Beltz
---------------       ----------------------------------------------
       Date           William A. Beltz, Chairman of the Board


---------------       ----------------------------------------------
       Date           Sandra C. Degler, Vice-Chairman of the Board

 May 1, 2002           s/ Cynthia J. Bolbach
---------------       ----------------------------------------------
       Date           Cynthia J. Bolbach, Director


 May 1, 2002           s/ Eunice L. Bumgardner
---------------       ----------------------------------------------
       Date           Eunice Lin Bumgardner, Director


 May 1, 2002           s/ Richard H. Cornfield
---------------       ----------------------------------------------
       Date           Richard H. Cornfield, Director



---------------       ----------------------------------------------
       Date           David L. Foster, Director



---------------       ----------------------------------------------
       Date           John E. Jenc, Director


 May 1, 2002           s/ Gregory C. McCaffery
---------------       ----------------------------------------------
       Date           Gregory C. McCaffery, Director


 May 1, 2002           s/ David P. McFarland
---------------       ----------------------------------------------
       Date           David P. McFarland, Director



---------------       ----------------------------------------------
       Date           Jonathan Newcomb, Director



---------------       ----------------------------------------------
       Date           Ellen Taus, Director



---------------       ----------------------------------------------
       Date           Daniel W. Toohey, Director


 May 1, 2002           s/ Robert L. Velte
---------------       ----------------------------------------------
       Date           Robert L. Velte, Director

The BNA 401(k) Plan


     Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of The BNA 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 1st day of May, 2002.

                      The Bureau of National Affairs, Inc.
                      The BNA 401(k) Plan

                        s/ Gilbert S. Lavine
                      ----------------------------------
                      Gilbert S. Lavine
                      (Chairman of the Committee)

                                Form S-8

                  The Bureau of National Affairs, Inc.

                              May 2, 2002

                           Index to Exhibits

Item                                                    Sequential Page Number
----                                                    ----------------------


 4.1  Articles of Incorporation, as amended                      *

 4.2  Restated By-laws                                           *

 4.3  Stock Ownership policies and procedures                    8

 5.1  Opinion of Eunice Lin Bumgardner                          16

23.1  Consent of Eunice Lin Bumgardner                          16
       (contained in  Exhibit 5.1)

23.2  Consents of KPMG LLP                                      17

24    Power of Attorney (contained in Signature Page)            4


* Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 2-28286)).